Exhibit 16.01

SF Partnership, LLP
Chartered Accountants

October 17, 2007

PRIVATE & CONFIDENTIAL

United States Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street N.W.
Washington, D.C. 20549
U.S.A

RE:     RACINO ROYALE, INC. – COMMISSION FILE NO. 000-31639

This letter will confirm that we reviewed item 4.01 of the Company’s Form 8-K dated October 17, 2007, captioned “CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT” and that we agree with the statements made therein as they relate to us.  We have no basis to agree or disagree with other statements made under item 4.01.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Yours very truly,

SF Partnership, LLP

/s/ Eugene Aceti